UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2021

AxonPrime Infrastructure Acquisition Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40740	86-3116385
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

126 E. 56th St., 30th Floor
New York, New York 10022
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 479-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one warrant	APMIU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	APMI	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	APMIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2021 (the “Prior Report”), on August 17, 2021, AxonPrime Infrastructure Acquisition Corporation (the “Company”), among other matters, consummated its initial public offering (the “IPO”) of 15,000,000 units and a concurrent private placement (the “Private Placement”) of warrants (each as described in the Prior Report).  An audited balance sheet as of August 17, 2021 reflecting receipt of the proceeds received by the Company in connection with the consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following document is filed as an exhibit to this report.

Exhibit Number	Description
99.1	Audited balance sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXONPRIME INFRASTRUCTURE ACQUISITION CORPORATION

By:	/s/ Jon Layman
Name:	Jon Layman
Title:	Chief Financial Officer and Chief Operating Officer

Date: August 25, 2021